Exhibit 99.2

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS SECOND QUARTER 2020 RESULTS

REOPENING & REDEVELOPMENT OF HOTELS AND RESORTS
▪ 24 hotels and resorts currently open, approximately half of the Company’s portfolio, and expecting to reopen an additional 5 hotels by mid-August, for a total of 29 open hotels and resorts
▪ All 8 resorts are experiencing a healthy recovery in occupancy and EBITDA and in total, they are achieving average rates at a premium to 2019
▪ Completed 8 redevelopment projects; 40 of 53 hotels and resorts have undergone transformational redevelopments or comprehensive renovations in the last 5 years

AVERAGE MONTHLY CASH BURN
▪ Monthly cash burn at the Company’s hotels continues to be reduced as additional properties reopen and operating performance ramps up
▪ Monthly hotel portfolio cash burn now running at $9 to $12 million; a $6 million reduction compared to the Company’s early May midpoint estimate
▪ Total monthly corporate cash burn now running at $19 to $24 million; a $6 million decrease compared to the Company’s early May midpoint estimate

BALANCE SHEET & LIQUIDITY
▪ As of June 30, 2020, cash on hand of $352.8 million and liquidity of $606.0 million, which includes $253.2 million available on the $650 million credit facility
▪ Net debt to depreciated book value at the end of Q2 2020: 37%
▪ All financial covenants eliminated through Q1 2021, with less restrictive financial covenants established until Q3 2022
▪ No meaningful debt maturities until November 2022

2020 OUTLOOK	▪ Given the uncertainties related to the pandemic and its impact on travel, and variable government restrictions, the Company is unable to provide a 2020 Outlook at this time
(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

“

Demand for hotels and travel in general clearly bottomed in mid-April. Throughout the rest of the quarter, hotel industry demand gradually and consistently improved each month as states and cities reopened and began to ease restrictive mandates. While the recent uptick in COVID cases and the resulting pullback of city reopenings have caused demand growth to flatten out, we’re still seeing an uptick in the leisure segment, benefitting our drive-to resorts, which have been experiencing a healthy recovery in operating performance that has generally improved each week. Encouragingly, our resorts have been generating average rates above the prior-year period, and hotel demand in our urban markets has been gradually recovering as well. As a result, we have reopened an additional 10 urban hotels and expect to reopen another 5 in the next several weeks. All of this positive progress, albeit slow and gradual, has enabled us to materially reduce our monthly cash burn and improve our liquidity during this unprecedented period. We’re also excited to announce the successful completion of the transformational redevelopments of Hotel Zena Washington DC, Le Parc West Hollywood, San Diego Mission Bay Resort, Viceroy Hotel Washington DC, Chaminade Resort in Santa Cruz, and Viceroy Santa Monica Hotel. These comprehensive redevelopments will allow these properties to achieve much better performance as they ramp up over the next few years."

- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter		Six Months Ended June 30,
	2020	2019	2020	2019

	($ in millions except per share and RevPAR data)
Net income (loss)	($130.9)	$60.5	($88.8)	$66.2

Same-Property Room Revenues(1)	$10.7	$279.7	$180.4	$505.1
Same-Property Room Revenues growth rate	(96.2%)		(64.3%)

Same-Property Total Revenues(1)	$22.3	$406.1	$278.1	$738.8
Same-Property Total Revenues growth rate	(94.5%)		(62.4%)

Same-Property Total Expenses(1)	$63.1	$259.2	$278.2	$501.2
Same-Property Total Expense growth rate	(75.7%)		(44.5%)

Same-Property EBITDA(1)	($40.8)	$146.9	($0.1)	$237.5
Same-Property EBITDA growth rate	(127.8%)		(100.1%)

Adjusted EBITDAre(1)	($50.2)	$151.6	($14.3)	$242.1
Adjusted EBITDAre growth rate	(133.1%)		(105.9%)

Adjusted FFO(1)	($76.6)	$111.6	($59.3)	$172.3
Adjusted FFO per diluted share(1)	($0.58)	$0.85	($0.45)	$1.32
Adjusted FFO per diluted share growth rate	(168.2%)		(134.1%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room ("RevPAR"), Same-Property Total Revenue Per Available Room ("Total RevPAR"), Average Daily Rate ("ADR"), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

"Our hotel teams and operating partners, working closely with our asset managers, were incredibly successful mitigating our operating losses and reducing our cash burn across the portfolio in an extremely challenging operating environment during the second quarter,” noted Mr. Bortz. “Fortunately, leisure demand is returning, and our resorts in San Diego, Naples, Key West and the Pacific Northwest, in particular, are recovering. Combined with the reopening and gradual recovery of our urban hotels, we expect our monthly cash burn rates to continue to decline during the third quarter, assuming mandated governmental restrictions don’t go materially backward. In addition, we continue to evolve and adapt our hotel operating strategies due to the pandemic and changes in guests' preferences. The safety of our guests and hotel-level team members remains a top priority as we institute new best practices and procedures that are significantly improving our operations by creating efficiencies in this new environment."

Estimated Monthly Cash Use

The Company estimates that its monthly cash use for May and June averaged approximately $22.5 million (excluding capital investments) based on the following:

•Average hotel-level monthly cash use of approximately $10.5 million, excluding one-time expenses;
•Corporate-level monthly G&A cash use of $2 million; and
•Corporate finance-related monthly cash use of $10 million, which includes interest payments on the Company’s outstanding debt as well as both common and preferred dividend payments.

Assuming the recovery continues, the reopening of additional hotels and gradual improvement in demand should result in a reduction in monthly cash use.

Capital Investments and Strategic Property Redevelopments

In the second quarter of 2020, the Company completed $39.5 million of capital investments throughout its portfolio. The Company has completed $89.6 million of capital investments and projects year to date through June 2020, which includes the completed renovations of The Westin San Diego Gaslamp Quarter and Embassy Suites San Diego Bay – Downtown. The Company expects to invest an additional $35.0 to $40.0 million during the remainder of 2020. The Company substantially completed the following major redevelopments in the second quarter, or shortly thereafter:

▪Donovan Hotel (estimated at $25.0 million, or approximately $130 thousand per key), which encompassed an exhaustive redevelopment and repositioning that is now substantially complete, will be relaunched as Hotel Zena Washington DC, the seventh member of "The Unofficial Z Collection," the Company's proprietary brand of individually curated, unique urban lifestyle hotels;

▪Viceroy Santa Monica Hotel (estimated at $10.5 million), which involved an exhaustive public area transformation, including the porte-cochere, lobby, pool, restaurant, bar and meeting space renovation, featuring both interior and exterior enhancements, along with the addition of seven keys, that is now substantially complete; and

▪Mason & Rook Hotel (estimated at $8.0 million), which underwent a complete renovation and upgrading of the entry, lobby, guestrooms, restaurant and bar areas, rooftop pool, and its meeting spaces, that is now substantially complete, and upon its expected reopening next week, will be rebranded as the Viceroy Washington DC.

Since the beginning of 2020, the Company has completed the transformational redevelopments of a number of hotels that were part of the LaSalle legacy portfolio acquired in late 2018 including Chaminade Resort & Spa, San Diego Mission Bay Resort (formerly Hilton San Diego Resort & Spa), Viceroy Washington DC (formerly Mason & Rook Hotel), Hotel Zena Washington DC (formerly Donovan Hotel), Viceroy Santa Monica Hotel and Le Parc Suite Hotel. The Company has also continued to progress on design, planning and permitting work for the future transformational redevelopments of Paradise Point Resort & Spa into the Margaritaville Island Resort San Diego, Hotel Vitale into 1 Hotel San Francisco, The Marker San Francisco into an “Unofficial Z Collection” hotel and Villa Florence San Francisco on Union Square into The Lydon Hotel.

The Company’s portfolio is currently in superb condition. Over the last 5 years, 40 of the Company’s 53 hotels and resorts have completed transformational redevelopments or comprehensive renovations.

Balance Sheet and Liquidity

As of June 30, 2020, the Company had $352.8 million of consolidated cash, cash equivalents and restricted cash in addition to $253.2 million of additional undrawn availability on its senior unsecured revolving credit facility, for a total of $606.0 million of liquidity. This does not include the net proceeds from the $56.0 million sale of Union Station Hotel Nashville, Autograph Collection, which transacted yesterday. The Company had $2.5 billion in consolidated unsecured debt at an effective weighted-average interest rate of 3.7 percent. Approximately $1.7 billion, or 70 percent of the Company's total outstanding debt, was at a weighted-average fixed interest rate of 4.2 percent, and approximately

$0.7 billion, or 30 percent, was at a weighted-average floating interest rate of 2.4 percent. Of the Company's outstanding debt, $2.0 billion was in the form of unsecured term loans, and $390.0 million was outstanding on its $650.0 million senior unsecured revolving credit facility.

On July 1, 2020, the Company announced that it successfully amended the agreements governing its outstanding debt, including its $650.0 million senior unsecured revolving credit facility, $2.0 billion of term loans and working capital facilities, and $100.0 million private placement senior notes. As a result, the Company paid down $253.2 million of the credit facility with cash on hand. The unused capacity on the credit facility remains available for use by the Company. In addition, $242.6 million of the Company’s $300.0 million November 2021 debt maturity was extended to November 2022. The Company’s amended credit agreements and related documents waive existing financial covenants through the end of the first quarter of 2021 and provide substantially less restrictive covenants until the third quarter of 2022. The amendment also provides the Company with enhanced flexibility to complete property renovations, acquisitions, and other investments during the waiver period.

Common and Preferred Dividends

On June 15, 2020, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and
▪$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

Update on Strategic Dispositions

On July 29, 2020, the Company completed the sale of Union Station Hotel Nashville, Autograph Collection in Nashville, Tennessee for $56.0 million. In combination with the $331.0 million of hotel property sales from the first quarter of 2020, the Company has sold a total of $387.0 million of hotel properties year to date.

2020 Outlook

The Company continues to be unable to provide an outlook due to the uncertainties caused by the COVID-19 pandemic. It intends to issue new guidance when it has more clarity on government restrictions, advances in health solutions, the economy, travel demand and more predictable overall operating fundamentals and trends.

Second Quarter 2020 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 31, 2020 at 9:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guestrooms across 14 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts the Company’s cash burn rate; descriptions of the Company’s plans or objectives for future capital investment projects, operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 30, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$6,021,473	$6,332,587
Hotel held for sale	56,874	—
Cash and cash equivalents	339,810	30,098
Restricted cash	13,027	26,777
Hotel receivables (net of allowance for doubtful accounts of $890 and $738, respectively)	8,678	49,619
Prepaid expenses and other assets	55,241	59,474
Total assets	$6,495,103	$6,498,555

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$390,000	$165,000
Term loans, net of unamortized deferred financing costs	1,963,433	1,964,657
Senior unsecured notes, net of unamortized deferred financing costs	99,537	99,563
Accounts payable and accrued expenses	247,094	260,166
Lease liabilities - operating leases	256,344	256,271
Deferred revenues	35,377	57,704
Accrued interest	3,492	4,694
Liabilities related to hotel held for sale	1,772	—
Distribution payable	9,308	58,564
Total liabilities	3,006,357	2,866,619
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at June 30, 2020 and December 31, 2019), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,564,060 issued and outstanding at June 30, 2020 and 130,484,956 issued and outstanding at December 31, 2019	1,306	1,305
Additional paid-in capital	4,077,497	4,069,410
Accumulated other comprehensive income (loss)	(79,385)	(24,715)
Distributions in excess of retained earnings	(531,914)	(424,996)
Total shareholders' equity	3,467,708	3,621,208
Non-controlling interests	21,038	10,728
Total equity	3,488,746	3,631,936
Total liabilities and equity	$6,495,103	$6,498,555

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Revenues:
Room	$10,801	$306,291	$187,942	$555,277
Food and beverage	3,089	97,965	70,181	184,715
Other operating	8,702	37,827	33,576	69,260
Total revenues	$22,592	$442,083	$291,699	$809,252

Expenses:
Hotel operating expenses:
Room	$5,430	$70,454	$59,555	$137,829
Food and beverage	3,707	66,934	55,566	130,291
Other direct and indirect	31,448	113,620	126,918	219,695
Total hotel operating expenses	40,585	251,008	242,039	487,815
Depreciation and amortization	55,520	53,299	111,348	107,601
Real estate taxes, personal property taxes, property insurance, and ground rent	27,460	30,984	57,226	62,421
General and administrative	8,315	9,853	30,928	20,979
Impairment loss	—	—	20,570	—
(Gain) loss on sale of hotel properties	—	—	(117,448)	—
(Gain) loss and other operating expenses	1,403	1,130	2,836	4,690
Total operating expenses	133,283	346,274	347,499	683,506
Operating income (loss)	(110,691)	95,809	(55,800)	125,746
Interest expense	(24,091)	(28,719)	(47,682)	(58,047)
Other	303	7	327	16
Income (loss) before income taxes	(134,479)	67,097	(103,155)	67,715
Income tax (expense) benefit	3,565	(6,579)	14,309	(1,542)
Net income (loss)	(130,914)	60,518	(88,846)	66,173
Net income (loss) attributable to non-controlling interests	(401)	145	(282)	165
Net income (loss) attributable to the Company	(130,513)	60,373	(88,564)	66,008
Distributions to preferred shareholders	(8,139)	(8,139)	(16,278)	(16,278)
Net income (loss) attributable to common shareholders	$(138,652)	$52,234	$(104,842)	$49,730

Net income (loss) per share available to common shareholders, basic	$(1.06)	$0.40	$(0.80)	$0.38
Net income (loss) per share available to common shareholders, diluted	$(1.06)	$0.40	$(0.80)	$0.38

Weighted-average number of common shares, basic	130,563,831	130,484,956	130,559,838	130,458,164
Weighted-average number of common shares, diluted	130,563,831	130,595,854	130,559,838	130,662,407

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(130,914)	$60,518	$(88,846)	$66,173
Adjustments:
Depreciation and amortization	55,412	53,239	111,129	107,483
(Gain) loss on sale of hotel properties	—	—	(117,448)	—
Impairment loss	—	—	20,570	—
FFO	$(75,502)	$113,757	$(74,595)	$173,656
Distribution to preferred shareholders	(8,139)	(8,139)	(16,278)	(16,278)
FFO available to common share and unit holders	$(83,641)	$105,618	$(90,873)	$157,378
Transaction costs	99	1,044	135	3,541
Non-cash ground rent	940	984	1,899	1,956
Management/franchise contract transition costs	171	801	482	3,973
Interest expense adjustment for acquired liabilities	213	202	454	473
Capital lease adjustment	801	693	1,600	1,383
Non-cash amortization of acquired intangibles	(339)	(298)	(639)	(735)
Gain on insurance settlement	—	(452)	—	(672)
Business interruption proceeds	—	452	—	672
Non-cash interest expense	1,379	1,604	2,743	3,382
One-time operation suspension expenses	3,811	—	8,860	—
Non-cash canceled share-based compensation	—	—	16,001	—
Early extinguishment of debt	—	972	—	972
Adjusted FFO available to common share and unit holders	$(76,566)	$111,620	$(59,338)	$172,323

FFO per common share - basic	$(0.64)	$0.81	$(0.69)	$1.20
FFO per common share - diluted	$(0.64)	$0.81	$(0.69)	$1.20
Adjusted FFO per common share - basic	$(0.58)	$0.85	$(0.45)	$1.32
Adjusted FFO per common share - diluted	$(0.58)	$0.85	$(0.45)	$1.32

Weighted-average number of basic common shares and units	130,933,787	130,854,912	130,929,794	130,828,120
Weighted-average number of fully diluted common shares and units	130,933,787	130,965,810	130,929,794	131,032,363

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation and early extinguishment of debt: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(130,914)	$60,518	$(88,846)	$66,173
Adjustments:
Interest expense	24,091	28,719	47,682	58,047
Income tax expense (benefit)	(3,565)	6,579	(14,309)	1,542
Depreciation and amortization	55,520	53,299	111,348	107,601
EBITDA	$(54,868)	$149,115	$55,875	$233,363
(Gain) loss on sale of hotel properties	—	—	(117,448)	—
Impairment loss	—	—	20,570	—
EBITDAre	$(54,868)	$149,115	$(41,003)	$233,363
Transaction costs	99	1,044	135	3,541
Non-cash ground rent	940	984	1,899	1,956
Management/franchise contract transition costs	171	801	482	3,973
Non-cash amortization of acquired intangibles	(339)	(298)	(639)	(735)
Gain on insurance settlement	—	(452)	—	(672)
Business interruption proceeds	—	452	—	672
One-time operation suspension expenses	3,811	—	8,860	—
Non-cash canceled share-based compensation	—	—	16,001	—
Adjusted EBITDAre	$(50,186)	$151,646	$(14,265)	$242,098

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3	x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8	x	5.7%	552
Rouge Hotel	9/12/2019	42.0	17.4	x	5.0%	307
Hotel Madera	9/26/2019	23.3	14.3	x	5.7%	284
Topaz Hotel	11/22/2019	33.1	19.5	x	4.4%	334
InterContinental Buckhead Atlanta / Sofitel Washington DC Lafayette Square	3/6/2020	331.0	14.2	x	6.1%	502
Union Station Hotel Nashville, Autograph Collection	7/29/2020	56.0	8.1	x	11.1%	448

Total / Average		$1,720	14.8	x	5.82%	$410

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Same-Property Occupancy	3.3%	86.9%	30.0%	81.2%
Increase/(Decrease)	(96.1%)		(63.0%)
Same-Property ADR	$266.47	$268.82	$250.86	$261.05
Increase/(Decrease)	(0.9%)		(3.9%)
Same-Property RevPAR	$8.92	$233.54	$75.32	$212.02
Increase/(Decrease)	(96.2%)		(64.5%)

Same-Property Total RevPAR	$18.62	$339.05	$116.10	$310.12
Increase/(Decrease)	(94.5%)		(62.6%)

Notes:
While the operations of many of our hotels were temporarily suspended beginning in March 2020, the above schedule of hotel results for the three and six months ended June 30, includes information from all hotels owned as of June 30, 2020, except, for the first and second quarters in both 2020 and 2019, Hotel Zena Washington DC, formerly known as Donovan Hotel, because it was closed during the first and second quarters of 2020 for renovation.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2020	2020
Same-Property RevPAR variance to prior-year period:
Southern Florida	(82.3%)	(39.5%)
San Diego	(89.8%)	(62.1%)
Portland	(96.7%)	(66.9%)
Boston	(97.9%)	(72.6%)
Los Angeles	(98.3%)	(62.5%)
San Francisco	(98.7%)	(63.3%)
Other	(98.7%)	(70.3%)
Chicago	(99.5%)	(76.2%)
Seattle	(100.1%)	(73.2%)
Washington DC	(100.3%)	(74.7%)

East Coast	(95.6%)	(64.1%)
West Coast	(96.1%)	(63.7%)

Notes:
While the operations of many of our hotels were temporarily suspended beginning in March 2020, the above schedule of hotel results for the three and six months ended June 30, includes information from all hotels owned as of June 30, 2020, except, for the first and second quarters in both 2020 and 2019, Hotel Zena Washington DC, formerly known as Donovan Hotel, because it was closed during the first and second quarters of 2020 for renovation.

"Other" includes Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Same-Property Revenues:
Room	$10,684	$279,695	$180,408	$505,050
Food and beverage	3,030	89,871	64,740	168,143
Other	8,589	36,500	32,947	65,567
Total hotel revenues	22,303	406,066	278,095	738,760

Same-Property Expenses:
Room	$5,244	$64,441	$57,114	$124,972
Food and beverage	3,778	61,788	52,411	119,030
Other direct	1,186	5,978	5,967	11,477
General and administrative	8,593	29,617	33,593	57,197
Information and telecommunication systems	2,839	5,150	8,296	10,520
Sales and marketing	5,240	28,480	29,345	54,676
Management fees	(21)	12,887	6,923	22,045
Property operations and maintenance	4,596	12,009	16,079	23,634
Energy and utilities	4,102	8,317	11,601	16,681
Property taxes	18,936	18,634	38,439	37,535
Other fixed expenses	8,584	11,904	18,474	23,473
Total hotel expenses	63,077	259,205	278,242	501,240

Same-Property EBITDA	$(40,774)	$146,861	$(147)	$237,520

Same-Property EBITDA Margin	(182.8)%	36.2%	(0.1)%	32.2%

Notes:
While the operations of many of our hotels were temporarily suspended beginning in March 2020, the above schedule of hotel results for the three and six months ended June 30, includes information from all hotels owned as of June 30, 2020, except, for the first and second quarters in both 2020 and 2019, Hotel Zena Washington DC, formerly known as Donovan Hotel, because it was closed during the first and second quarters of 2020 for renovation.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	79%	82%
ADR	$251	$268	$263	$247	$258
RevPAR	$189	$233	$230	$194	$211

Hotel Revenues	$331.5	$406.0	$398.5	$355.0	$1,491.0
Hotel EBITDA	$90.0	$147.1	$137.0	$102.0	$476.0
Hotel EBITDA Margin	27.2%	36.2%	34.4%	28.7%	31.9%

	First Quarter	Second Quarter
	2020	2020

Occupancy	56%	3%
ADR	$250	$266
RevPAR	$139	$9

Hotel Revenues	$252.8	$22.3
Hotel EBITDA	$39.0	$(40.6)
Hotel EBITDA Margin	15.4%	(182.2)%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of July 30, 2020 as if they were owned as of January 1, 2019. These historical results exclude Union Station Nasvhille, Autograph Collection, in all periods due to its sale completed on July 29, 2020. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.